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Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85535) pertaining to the Employee Stock Purchase Plan of Saga Communications, Inc. of our report dated March 15, 2000, with respect to the financial statements of the Saga Communications, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the period from July 1, 1999 to December 31, 1999.


                                                      /s/ Ernst & Young LLP
                                                      -------------------------

Detroit, Michigan
March 28, 2000



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